                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         VYTERIS HOLDINGS (NEVADA), INC.
                (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                         VYTERIS HOLDINGS (NEVADA), INC.

                                   May 1, 2006

Dear Stockholder:

        On behalf of the board of directors and management, I am pleased to invite you to the annual meeting of the stockholders of Vyteris Holdings (Nevada), Inc. The meeting will be held on June 13, 2006 at 9:00 a.m. New York City Time at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey. A notice of meeting, proxy statement and proxy card are enclosed for your review.

        I urge you to read the enclosed materials carefully and to complete, sign and mail promptly the proxy card contained with this letter to assure that your vote will be counted.

        The officers, directors and staff of Vyteris Holdings (Nevada), Inc. sincerely appreciate your support.

                                Very truly yours,

                                Donald F. Farley
                              Chairman of the Board

                         VYTERIS HOLDINGS (NEVADA), INC.

                            Notice of Annual Meeting

        An annual meeting of stockholders of Vyteris Holdings (Nevada), Inc. will be held at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068 on June 13, 2006 at 9:00 a.m. New York City Time. At the meeting you will be asked to consider and act upon the following::

        1. A proposal to elect four directors of the Company to serve until the expiration of their terms and thereafter until their successors have been duly elected and qualified.

        2. To conduct other business if properly raised at the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on April 26, 2006 are entitled to notice of, and to vote at, the meeting.

                                David DiGiacinto
                                    Secretary

Fair Lawn, New Jersey
May 1, 2006

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED.

                         VYTERIS HOLDINGS (NEVADA), INC.
                               13-01 Pollitt Drive
                           Fair Lawn, New Jersey 07410

                                 PROXY STATEMENT

The board of directors of Vyteris Holdings (Nevada), Inc. (the "Company" or "Vyteris") is soliciting proxies for use at the annual meeting of stockholders to be held at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068 at 9:00 a.m. New York City Time on June 13, 2006, and for use at any adjournments thereof. We refer to this meeting as the Annual Meeting. This proxy statement and the enclosed form of proxy are first being sent to stockholders on or about May 1, 2006.

A form of proxy is enclosed designating persons named therein as proxies to vote shares at the annual meeting. Each proxy in that form properly signed and received prior to the meeting will be voted as specified in the proxy or if not specified, FOR the election as directors of those nominees named in this Proxy Statement. Should any nominee for director named in this Proxy Statement become unavailable for election, which is not anticipated, it is intended that the persons acting under the proxies will vote for the election in his or her stead of such other person as may be nominated by the Board of Directors.

At the time this Proxy Statement was mailed to stockholders, management was not aware that any matter other than the matter described above would be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

Any stockholder who returns a proxy on the enclosed form has the right to revoke that proxy at any time before it is voted. Any stockholder who submitted a proxy by mail may change their vote or revoke their proxy by (a) filing with the Secretary of the Company a written notice of revocation or (b) timely delivering a valid, later-dated proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless the stockholder gives written notice of revocation to the Secretary before the proxy is exercised or such stockholder votes by written ballot at the Annual Meeting.

The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. The votes of stockholders present in person or represented by proxy at the Annual Meeting will be tabulated by inspectors of election appointed by the Company. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not technically constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of votes cast. The inspectors of election will treat shares referred to as "broker non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Assuming a quorum is present, the nominees for director receiving a plurality of votes cast at the annual meeting will be elected directors. A proxy that has properly withheld authority with respect to the election of one or more nominees for director will not be voted with respect to the nominee or nominees indicated, although it will be counted for the purposes of determining whether there is a quorum.

The cost of soliciting the proxies to which this Proxy Statement relates will be borne by the Company. In following up the original solicitation of proxies by mail, the Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the stock and will reimburse them for their expenses. In addition to the use of the mail, and without additional compensation therefor, proxies may be solicited in person or by telephone, facsimile or telegram by officers and regular employees of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2006, by (i) each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock; (ii) each of our directors and executive officers; and (iii) all of our directors and executive officers as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of Vyteris Holdings (Nevada), Inc., 13-01 Pollitt Drive, Fair Lawn, New Jersey 07410. In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person under options or warrants exercisable within 60 days of March 31, 2006 are deemed beneficially owned by such person and are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other stockholders.

                                                                    PERCENTAGE
NAME OF BENEFICIAL OWNER                             AMOUNT       OF OUTSTANDING
------------------------                             ------       --------------
Kevin Kimberlin(1)                                 15,938,871          66.69%
Qubit Holdings, LLC(2)                              2,052,216           9.97%
Satellite Strategic Partners, Ltd.(3)               3,359,374          14.83%
Palisades Master Fund, LP(4)                        2,265,625          10.51%
Timothy McIntyre(5)                                        --               *
Michael McGuinness(6)                                 218,715           1.12%
Donald Farley(7)                                      242,082           1.25%
David DiGiacinto(8)                                    19,622               *
Russell O. Potts(9)                                       524               *

Directors and Officers as a Group (10 persons)        480,943           2.46%


* Represents less than one percent.

(1) Represents (i) 10,666,646 shares of common stock owned by Spencer Trask Specialty Group, or STSG, of which Mr. Kimberlin is the non-member manager; (ii) 774,330 shares of common stock issuable pursuant to the exercise of warrants which were acquired by STSG and related parties relative to a line of credit extended to the Company which we refer to as the Working Capital Facility; (iii) 52,083 shares of common stock issuable pursuant to the exercise of warrants issued in connection with a $250,000 subordinated convertible promissory notes issued to STSG by the Company in 2006; (iv) 520,833 shares of common stock issuable on the conversion of $1,250,000 of subordinated convertible promissory notes issued to STSG by the Company in 2006; (v) 1,034,933 shares of common stock issuable upon conversion of Vyteris Holdings Series B convertible preferred stock held by STSG; (vi) 34,917 shares of common stock issuable pursuant to the exercise of warrants held by STSG (excluding the warrants listed in clause (ii) above); (vii) 278,164 shares of common stock owned by Scimitar Holdings, LLC, or Scimitar, a New York limited liability company and wholly-owned subsidiary of Spencer Trask & Co., a Delaware corporation, of which Mr. Kimberlin is the controlling stockholder and chairman; (viii) 2,039,250 shares of common stock issuable upon exercise of warrants issued to Spencer Trask Ventures, Inc., a wholly-owned subsidiary of Spencer Trask & Co.; (ix) an aggregate of 388,272 shares of common stock owned by Spencer Trask Private Equity Fund I LP, Spencer Trask Private Equity Fund II LP, Spencer Trask Private Equity Accredited Fund III LLC and Spencer Trask Illumination Fund LLC, which we refer to as the "Funds"; and (x) 149,443 shares of common stock issuable upon exercise of warrants issued to the Funds. Spencer Trask & Co. is the 100% owner of the manager of each of the Funds. Does not include shares beneficially owned by Qubit Holdings, LLC (see (2) below), a Delaware limited liability company, which we refer to as Qubit, owned by certain trusts for the benefit of Mr. Kimberlin's children. Mr. Kimberlin disclaims beneficial ownership on the basis that Mr. Kimberlin has no voting power as to or any power to dispose, or direct the disposition, of any of the securities held by Qubit Holdings, LLC or such trusts. The information provided in this proxy statement with respect to Mr. Kimberlin is derived, in part, from Form 4 reports and Schedule 13D reports submitted by Mr. Kimberlin to the SEC.

(2) Includes (i) 758,156 shares of common stock owned by Qubit; (ii) warrants to purchase an aggregate of 189,539 shares of common stock held by Qubit; (iii) warrants to purchase 368,173 shares of common stock; and (iv) 736,348 shares of common stock issuable on the conversion $1.5 million of senior secured convertible debentures currently outstanding.

(3) Satellite Assets Management, L.P. is the manager of Satellite Strategic Partners, Ltd. and Satellite Strategic Finance Associates, LLC which we collectively refer the Satellite Managed Funds. Includes (i) 1,119,791 shares of common stock issuable pursuant to the exercise of warrants held by the Managed Funds; and (ii) 2,239,583 shares of common stock issuable upon the conversion of $5,375,000 of senior secured convertible debentures currently held by the Managed Funds.

(4) Includes (i) 755,208 shares of common stock issuable pursuant to the exercise of warrants; and (ii) 1,510,417 shares of common stock issuable upon the conversion of $3,625,000 of senior secured convertible debentures.

(5) Effective January 1, 2006, the first day of Mr. McIntyre's employment with the Company, the Company issued to Mr. McIntyre options to purchase 1,750,000 shares of common stock. These options will vest in tranches based on the achievement of milestones. None of those options have vested as of March 31, 2006, nor are any expected to vest within 60 days following March 31, 2006.

(6) Includes 203,003 shares of common stock which are issuable upon the exercise of stock options. On February 15, 2006, Mr. McGuinness resigned as the Company's chief financial officer, remaining as the Company's principal accounting officer until April 30, 2006.

(7) Includes (i) 115,619 shares of common stock owned by a trust for which Mr. Farley serves as a trustee, (ii) 12,567 shares of common stock issuable upon conversion of our series B convertible preferred stock, (iii) 23,045 shares of common stock issuable upon exercise of warrants and (iv) 19,622 shares of common stock which are issuable upon the exercise of stock options. Mr. Farley, an employee of an affiliate of STSG, disclaims beneficial ownership with respect to securities owned by STSG and its affiliates, as he has no power to vote or dispose of those securities.

(8) Represents shares of common stock which are issuable upon the exercise of stock options. Mr. DiGiacinto, an employee of an affiliate of STSG, disclaims beneficial ownership with respect to securities owned by STSG and its affiliates, as he has no power to vote or dispose of those securities.

(9) Represents shares of common stock, which are issuable upon the exercise of stock options.

(10) Includes (i) 202,560 shares of common stock; (ii) 23,045 shares of common stock issuable upon exercise of warrants; (iii) 12,567 shares of common stock issuable upon conversion of our series B convertible preferred stock; and
(iv) 242,771 shares of common stock which are issuable upon the exercise of stock options

Mr. Kimberlin, our controlling stockholder, has advised us that he intends to vote all of his shares of common stock in favor of the proposal described in this proxy statement. As noted above, Mr. Kimberlin beneficially owns approximately 66.7% of our common stock. However, 4,605,789 of those shares are shares that are either issuable pursuant to the exercise of warrants which were not exercised as of our April 26, 2006 record date or are shares issuable pursuant to convertible notes which were not converted as of our April 26, 2006 record date. Of the 20,342,819 eligible votes our special meeting, 19,295,319 votes represented by shares of our common stock and 1,047,500 votes represented by shares of our preferred stock, which were outstanding on the record date and entitled to vote at our special meeting, Mr. Kimberlin controls the right to vote 12,368,015, or 60.8%, of such votes.

          BOARD OF DIRECTORS AND ITS COMMITTEES; DIRECTOR COMPENSATION

The Company is incorporated under the laws of the State of Nevada. The interests of stockholders of the Company are represented by the Board of Directors, which oversees the business and management of the Company. This solicitation of proxies is intended to give all stockholders the opportunity to vote for the persons who are to be their representatives, as directors, in the governance of the Company.

The Board currently consists of four members, each of whom has been nominated for a term of one year. Mr. Sol Steiner, Mr. Paul Citron, Mr. Patrick LePore and Mr. Vincent De Caprio each resigned from the Board during 2005.

BOARD COMMITTEES

The Board of Directors of the Company has three standing committees: an audit committee, a compensation committee and a nominating committee. Each such committee is governed by a written charter. A copy of the audit committee charter is attached as Appendix A to this proxy statement.

As of December 31, 2005, Messrs. Farley, DiGiacinto and Potts were the members of the Company's audit committee, which has been established in accordance with
Section 3(a)(58)(A) of the Exchange Act. During 2005, Mr. Sol Steiner, who has since resigned from the Board, also served on the Audit Committee. Mr. DiGiacinto serves as chairman of the Vyteris audit committee. For the year ended December 31, 2005, the audit committee recommended and the Company's Board appointed Ernst & Young, LLP to audit the Company's financial statements and to perform services as independent accountants, including reviewing year-end operating results with management. During 2005, the audit committee held four meetings. Inasmuch as Messrs. DiGiacinto and Farley are employees of STSG, neither would satisfy the definition of independence established by NASDAQ in
Section 4200(15) of its Marketplace Rules.

The audit committee does not have an audit committee financial expert.

Throughout 2005, the Company's compensation committee consisted of Messrs. Farley, DiGiacinto and Potts, with Mr. Farley serving as chairman. The compensation committee reviews, recommends and approves compensation for executive officers and other senior level employees, and administers benefit and compensation plans. During 2005, the compensation committee held five meetings.

Throughout 2005, the Company's nominating committee consists of Messrs. Farley, DiGiacinto and Potts. Inasmuch as Messrs. DiGiacinto and Farley are employees of STSG, neither would satisfy the definition of independence established by NASDAQ in Section 4200(15) of its Marketplace Rules. The nominating committee considers nominees to serve on the Board of Directors. During 2005, the nominating committee held one meeting. The nominating committee does not currently have a policy with regard to the consideration of director candidates recommended by security holders, but is considering adopting such a policy in the future. Currently, the nominating committee has not adopted specific, minimum qualifications for Board nominees. The nominating committee has not paid fees to any third party to identify or evaluate potential Board nominees.

Vyteris' Board of Directors conducted fifteen meetings during 2005. No director currently on the Company's Board of Directors attended less than 75% of the Board and committee meetings that he was required to attend.

The Board of Directors has established a procedure that enables stockholders to communicate in writing with members of the Board. Any such communication should be addressed to Mr. Donald Farley, Chairman of the Board and should be sent to Mr. Farley c/o Vyteris Holdings (Nevada), Inc., 13-01 Pollitt Drive, Fair Lawn, New Jersey 07410. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board, upon the Chairman of the Board's receipt of such communication, the Company's Secretary will send a copy of such communication to each member of the Board, identifying it as a communication received from a shareholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

Board members are encouraged, but not required by any specific Board policy, to attend the Company's annual meeting of stockholders. None of the current members of the Board were members of the Board when the Company last conducted an annual meeting of stockholders..

AUDIT COMMITTEE MATTERS

In connection with the preparation of the Company's year-end audited financial statements:

        (1) the Company's audit committee reviewed and discussed the audited financial statements with the Company's management;

        (2) the Company's audit committee discussed with the Company's independent auditors the matters required to be discussed by SAS 61; and

        (3) the Company's audit committee received and reviewed the written disclosures and the letter from the Company's independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Vyteris' independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

COMPENSATION OF OUTSIDE DIRECTORS

In November 2005 the Company's Board of Directors approved the adoption of the Outside Director Stock Incentive Plan. The purpose of the Outside Director Stock Incentive Plan is to attract qualified candidates to accept positions of responsibility as outside directors with the Company. The Company has reserved an aggregate of 500,000 common shares for issuance pursuant to the Outside Director Stock Incentive Plan. Under the Outside Director Stock Incentive Plan each director who is not and has not been an employee of the Company for a period of twelve months prior to appointment as a director, referred to below as an outside director, is entitled to receive a stock award equal to $1,500 in value for each qualified meeting, as defined in the Outside Director Stock Incentive Plan, attended. The stock award is payable in stock, or in a combination of stock and cash with the cash component capped at a maximum of 40% of the value of the stock award. In addition, each outside director shall receive an annual option grant to purchase 10,000 shares of the Company's common stock. As of December 31, 2005, the Company had not issued any common shares under the Outside Director Stock Incentive Plan.

                              ELECTION OF DIRECTORS

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" ITS
                             NOMINEES AS DIRECTORS.

Four directors are to be elected at the 2006 Annual Meeting for one-year terms expiring in 2007. There is no cumulative voting. The Board's nominees, each of whom currently is a member of the Board, are David DiGiacinto, Donald Farley, Timothy McIntyre and Russell Potts.

The information provided below with respect to each of the nominees includes (1) name and age (as of March 31, 2006), (2) principal occupation and business experience during the past five years and (3) the year in which he became a director of the Company or its Vyteris, Inc. subsidiary. See "Principal Stockholders" above for information regarding the number and percentage of shares of Common Stock of the Company beneficially owned by each nominee as of March 31, 2006. This information has been furnished by the directors.

                                                                                       Year Became
                                        Principal Occupation                         Director of the
    Name and Age                      and Business Experience                            Company
    ------------                      -----------------------                            -------
David DiGiacinto, 52    Since April 2000, Mr. DiGiacinto has been a Senior                 2000
                        Managing Director of STSG, an investment firm which is
                        the Company's controlling stockholder, focused on
                        investing in emerging and development companies in
                        specialty chemicals, food ingredients and health care.
                        From December 1982 to March 2000, he worked at Pfizer (a
                        diversified health care company) in various positions
                        including sales, marketing, business development and
                        general management in the Chemical/Food Science and
                        Consumer Health Care Groups. He holds a BS in
                        Engineering from the U.S. Military Academy at West
                        Point.

Donald F. Farley, 63    Mr. Farley is the chief executive officer of STSG. Prior           2000
                        to joining STSG in 1998, Mr. Farley spent more than 30
                        years at Pfizer, most recently serving as President of
                        Pfizer Consumer Health Care (from 1996 to 1998) and
                        President of Pfizer Food Science Group (from 1993 to
                        1996). Mr. Farley received a BS in Chemical Engineering
                        from the University of Rhode Island and a Masters of
                        Business Administration from the University of Hartford.

Timothy McIntyre, 50    See "Executive Compensation - Executive Officers" below.           2006

Russell O. Potts,       Since 2002, Dr. Potts has served as an independent                 2005
Ph.D, 59                consultant in drug delivery, glucose monitoring, and
                        medical devices. He previously served (from 1994 to
                        2002) in various research and development positions
                        (most recently, Vice President, Research & Development)
                        at Cygnus, Inc., a company which develops and
                        manufactures diagnostic and drug delivery systems, where
                        he helped develop the first FDA-approved continuous
                        glucose-monitoring device for patient use, the
                        GlucoWatch(R) Biographer. Prior to joining Cygnus, he
                        led a Research and Development group at Pfizer to
                        develop topically-applied drugs. Russell Potts received
                        a MS degree in physical chemistry from Cornell
                        University, and a Ph.D. in biochemistry from the
                        University of Massachusetts, followed by a postdoctoral
                        position in the Chemistry Department at Yale University.

SECTION 16(A) REPORTING

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% stockholders to file with the Securities and Exchange Commission certain reports regarding such persons' ownership of the Company's securities. The Company is required to disclose any failures to file such reports on a timely basis. The Company is not aware of any such untimely filings during the fiscal year ended December 31, 2005, except that Mr. Vincent De Caprio, the Company's former President, Chief Executive Officer and a member of the Company's Board until December 31, 2005, filed a late Form 4 with respect to the grant of stock options in August 2005.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

The following table identifies our executive officer, his age as of March 31, 2006 and his current positions. Each listed person has the same positions with Vyteris Holdings and its Vyteris, Inc. subsidiary.

------------------------- ----------- ------------------------------------------
NAME(1)                   AGE         POSITION
------------------------- ----------- ------------------------------------------

------------------------- ----------- ------------------------------------------
Timothy McIntyre          50          Chief Executive Officer and President
------------------------- ----------- ------------------------------------------

(1) Mr. McGuinness, the Company's former Chief Financial Officer, resigned from that position on February 15, 2006, and served as the Company's principal accounting officer from February 15, 2006 through April 30, 2006, pursuant to a transitional arrangement with the Company. Mr. De Caprio resigned as President and Chief Executive Officer of the Company as of December 31, 2005. Mr. Garrison resigned as an Vice President of Business Development of the Company on October 15, 2005, and Mr. Arnold was terminated as Vice President, Manufacturing and Process Development on January 31, 2006.

        TIMOTHY MCINTYRE joined the Company as its Chief Executive Officer and President, effective January 1, 2006. Prior to joining us, he served as Partner and Managing Member of CMS-Health LLC from 2002 to 2005, where he assisted in the development, financing and launch of new business models in the worldwide pharmaceutical services sector. Clients included AirRx/XM Satellite Radio, AdPharma and Takeda Pharmaceuticals. Prior to CMS-Health LLC, he was a Partner and Managing Member of Mediconsult/PharmaMarketing LLC, a pharmaceutical marketing services organization, from 1999 to 2002. Mr. McIntyre received his BA from the University of Notre Dame in South Bend, Indiana.

CASH COMPENSATION

The following table sets forth the total cash and non-cash compensation that we paid or accrued during the years ended December 31, 2005, 2004 and 2003 with respect to each executive officer who, during 2005, received salary and bonus in excess of $100,000. For information regarding the compensation to be paid to the Company's current chief executive officer, Timothy McIntyre, see "Employment Agreements" below.

The principal components of these individuals' current cash compensation are the annual base salary and bonus included in the Summary Compensation Table. We have also described below other compensation these individuals received under employment agreements and Vyteris' stock option plan. We refer to the persons identified in the table below as the "named executive officers".

                           SUMMARY COMPENSATION TABLE

                                     ANNUAL


                                                                                  LONG TERM
                                                                                 COMPENSATION
                                                                                 ------------
                                                                                  SECURITIES
                                          COMPENSATION                            UNDERLYING         ALL OTHER
 NAME AND PRINCIPAL                          SALARY              BONUS           OPTIONS/SARS       COMPENSATION
       POSITION                YEAR            ($)               ($)(1)               (#)               $(2)
Vincent De Caprio, Ph.D.,      2005          280,000                  -             884,391            7,000
President and Chief            2004          280,000            105,000             178,075            7,000
 Executive Officer(4)          2003          250,000            122,500                  --            7,000

Michael McGuinness,            2005          190,000                  -             174,300            5,700
Chief Financial Officer(4)     2004          186,000             59,400             101,083            5,400
                               2003          167,193             69,190 (3)           8,904            4,845

James Garrison,                2005          138,506                  -              85,125            4,117
Vice President of Business     2004          160,000             50,000              93,314            4,400
Development(4)                 2003          150,000             45,000               4,452            4,500

C. Gregory Arnold,             2005          196,125                  -              45,956            4,685
Vice President,                2004          185,000              7,000              20,950            5,545
Manufacturing and Process      2003          175,000             10,000              19,094            5,250
Development (4)

---------
(1) Bonuses for 2004 include certain bonuses that were earned in 2004 but were not paid until 2005. Bonuses for 2003 include certain bonuses that were earned in 2003 but were not paid until 2004.
(2) Represents matching payments by the Company under the Company's 401(k) plan.
(3) Mr. McGuinness received a retention bonus for 2003 of $36,890, consisting of a non-cash credit of $22,500 which was used for the exercise of stock options and a $14,390 cash payment to cover taxes due on such non-cash credit.
(4) Mr. McGuinness resigned on February 15, 2006, and served as the Company's principal accounting officer from February 15, 2006 through March 31, 2006, pursuant to a transitional arrangement with the Company. Mr. De Caprio resigned as of December 31, 2005. Mr. Garrison resigned on October 15, 2005, and Mr. Arnold was terminated on January 31, 2006.

STOCK OPTIONS

The following table presents certain information regarding stock options granted to the named executive officers during 2005 under the Company's stock option plan.

                                INDIVIDUAL GRANTS

                    NUMBER OF SECURITIES
                     UNDERLYING OPTIONS     PERCENTAGE OF TOTAL
                         GRANTED (#)         OPTIONS GRANTED TO     EXERCISE PRICE        EXPIRATION
NAME                                            EMPLOYEES                ($)                DATE
V. De Caprio(1)             884,391                44.1%                $2.98             5/17/2015
M. McGuinness(1)            174,300                 8.7%                $3.04             5/17/2015
J. Garrison(1)               85,125                 4.2%                $3.01             5/17/2015
C. Arnold(1)                 45,956                 2.3%                $3.04             5/17/2015

(1) Mr. McGuinness, the Company's former Chief Financial Officer, resigned from that position on February 15, 2006, and served as the Company's principal accounting officer from February 15, 2006 through April 30, 2006, pursuant to a transitional arrangement with the Company. Mr. De Caprio resigned as of December 31, 2005. Mr. Garrison resigned on October 15, 2005, and Mr. Arnold was terminated on January 31, 2006. For information regarding the compensation to be paid to the Company's current chief executive officer, Timothy McIntyre, see "Employment Agreements" below.

The following table presents information regarding the number of stock options held by the named executive officers at December 31, 2005. None of the stock options listed in the table were in-the-money at December 31, 2005.

                       NUMBER OF SHARES UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED IN-THE-MONEY
                            OPTIONS AT FISCAL YEAR-END (#)              OPTIONS AT FISCAL YEAR-END ($)
                      -----------------------------------------      -------------------------------------
NAME                    EXERCISABLE           UNEXERCISABLE            EXERCISABLE        UNEXERCISABLE
----                    -----------           -------------            -----------        -------------
V. De Caprio(1)          1,062,467                      -                  N/A                 N/A
M. McGuinness(1)           173,953                110,335                  N/A                 N/A
J. Garrison(1)             142,597                      -                  N/A                 N/A
C. Arnold(1)                49,820                 30,180                  N/A                 N/A

(1) Mr. McGuinness, the Company's former Chief Financial Officer, resigned from that position on February 15, 2006, and served as the Company's principal accounting officer from February 15, 2006 through April 30, 2006, pursuant to a transitional arrangement with the Company. Mr. De Caprio resigned as of December 31, 2005. Mr. Garrison resigned on October 15, 2005, and Mr. Arnold was termintated on January 31, 2006. For information regarding the compensation to be paid to the Company's current chief executive officer, Timothy McIntyre, see "Employment Agreements" below.

None of the named executive officers exercised stock options during 2005.

EMPLOYMENT AGREEMENTS

TIMOTHY MCINTYRE. On December 19, 2005, the Company entered into an employment agreement with Timothy McIntyre, pursuant to which, commencing on January 1, 2006, Mr. McIntyre began serving as the President and CEO of the Company. Mr. McIntyre's employment agreement is for a term of two years, with one year automatic renewals, subject to early termination by either the Company or Mr. McIntyre. Mr. McIntyre's salary for 2006 is $350,000. Mr. McIntyre is eligible for a discretionary bonus, targeted at 50% of his base salary, based on milestone achievement. Mr. McIntyre is also entitled to a signing bonus of $150,000, payable in four equal installments on January 1 and July 1, 2006 and January 1 and July 1, 2007. Mr. McIntyre is entitled to 12 months severance if his employment is terminated by the Company without cause or by Mr. McIntyre with good reason, in each case as those terms are defined in his employment agreement. Mr. McIntyre is subject to a non-compete and non-solicitation agreement, contained in his employment agreement, running for a period of 12 months following the termination of his employment. Severance and certain portions of Mr. McIntyre's compensation have been guaranteed by Spencer Trask Specialty Group, or STSG, pursuant to a separate guarantee agreement between Spencer Trask Specialty Group and Mr. McIntyre.

In connection with his employment agreement, Mr. McIntyre was granted options covering up to 1,750,000 shares of the Company's common stock, pursuant to the Company's stock option plan, with vesting upon the achievement of milestones. The Board of Directors of the Company approved an increase in the size of the Company's stock option plan in part to accommodate the grant to Mr. McIntyre.

The Company also had employment agreements with the following named executive officers during 2005: Vincent De Caprio, Ph.D., its former Chief Executive Officer, President and Vice Chairman; James Garrison, its former Vice President of Business Development; and C. Gregory Arnold, its former Vice President of Manufacturing and Process Development, all of which have expired. Mr. De Caprio resigned as of December 31, 2005. Mr. Garrison resigned on October 15, 2005, and Mr. Arnold was terminated on January 31, 2006. A description of those expired employment agreements follows:

o VINCENT DE CAPRIO, PH.D. In June 2004 the Company entered into an employment agreement with Vincent De Caprio, Ph.D., then its Chief Executive Officer, President and Vice-Chairman. The agreement expired on December 31, 2005. Under the terms of the agreement, Dr. De Caprio was entitled to receive a minimum base salary of $280,000 and annual cash bonuses of up to 60% of base salary, subject to the achievement of certain revenue objectives and strategic milestones. Dr. De Caprio's employment agreement required the Company to grant him additional options from time to time to maintain his ownership of the Company's stock at 4% of the Company's stock, on a fully-diluted, as-converted basis, after each financing transaction effected by the Company since March 31, 2004, up to and including a total of $27 million, and in which the Company received cash proceeds in exchange for the issuance of its common stock or a security convertible into, exchangeable for or exercisable for shares of common stock. The agreement contains provisions prohibiting the non-solicitation of employees and clients, a confidentiality provision and a non-competition provision.

o C. GREGORY ARNOLD, In September 2002 the Company entered into an employment agreement with C. Gregory Arnold, its Vice President of Manufacturing and Process Development. Under the terms of the agreement, Mr. Arnold was entitled to receive a minimum base salary of $175,000 and annual cash bonuses of up to 20% of base salary. Mr. Arnold's qualification for receiving bonuses was based on achievement of certain goals and objectives determined at the beginning of each calendar year. The agreement expired on October 31, 2005. The Company decided not to renew Mr. Arnold's agreement and Mr. Arnold was terminated on January 31, 2006.

o JAMES GARRISON. In December 2003 the Company entered into an employment agreement with James Garrison, its Vice President of Business Development. The agreement was set to expire on December 31, 2005, subject to provisions for renewals. Mr. Garrison resigned effective October 15, 2005. Under the terms of the agreement, Mr. Garrison was entitled to receive a minimum base salary of $150,000 and annual cash bonuses of up to 30% of base salary. Mr. Garrison's qualification for receiving bonuses was based on achievement of the Company's' operating plan, budgets and strategic development milestones, as established by the Company's Board of Directors. Mr. Garrison's employment agreement prohibits him from competing with the Company or interfering with the Company's relationships with its customers, vendors or employees for a period of six months after his employment is terminated for any reason. The Company provided Mr. Garrison's new employer with written assurances that his employment by the new employer, as understood by the Company, does not violate the terms of his non-competition agreement. Under his employment agreement, Mr. Garrison is also bound to keep certain information confidential and to assign to the Company any intellectual property that was developed by him during the term of his employment.

PERFORMANCE GRAPH

The following graph compares the cumulative total return on a hypothetical $100 investment made at the close of business on May 18, 2005, the first date on which the Company's common shares were available for trading, with the NASDAQ Stock Market Index and the RDG Microcap Pharmaceutical Index(C). The RDG MicroCap Pharmaceutical Index is composed of U.S. publicly traded Pharmaceutical companies with a market capitalization of $0 to $300 million. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment in our common shares would increase or decrease in value over time, based on increases or decreases in market prices. The Company has not paid dividends.







                               [PERFORMANCE GRAPH]

COMPENSATION COMMITTEE REPORT

The following report is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

The Compensation Committee of the Board of Directors (the "Committee") is composed of non-employee directors. The Committee's primary responsibility is to assist the Board in discharging its responsibilities for compensating the Company's executives.

The goals of the Committee's compensation policies pertaining to executive officers are to provide a competitive level of salary and other benefits to attract, retain and motivate highly qualified personnel, while balancing the desire for cost containment. The Committee believes that its compensation policies achieve these goals.

The Committee seeks to reflect a balance between providing rewards to executives while at the same time effectively controlling costs.

This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference to any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under either of such acts except to the extent that the Company specifically incorporates this information by reference.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Donald Farley, Chairman

David DiGiacinto

Russell O. Potts

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; OTHER TRANSACTIONS

The Compensation Committee currently consists of Messrs. Farley, DiGiacinto and Potts. None of these individuals are or were at any time executive officers or employees of the Company. No executive officer of the Company has served as a director or member of the compensation committee of any other entity, one of whose executive officers served as a member of the Compensation Committee of the Company. No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

AUDIT COMMITTEE REPORT

The following report is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2005 Annual Report on SEC Form 10-KSB with the Company's management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Committee discussed with the independent auditors their independence from the Company and its management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and considered the compatibility of non-audit services with the auditors' independence. In addition, the Committee discussed the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company's Annual Report on SEC Form 10-KSB for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference to any filing under the Securities Act of 1933, as amended, or under the Securities Act of 1934, as amended, and shall not be deemed filed under either of such acts except to the extent that the Company specifically incorporates this information by reference.

Respectfully submitted on by the members of the Audit Committee of the Board of
Directors:

David DiGiacinto, Chairman

Donald Farley

Russell O. Potts

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table provides information regarding the fees billed to us by Ernst & Young LLP for the fiscal years ended December 31, 2005 and 2004. All fees described below were approved by the Audit Committee. Ernst & Young LLP resigned as the Company's independent auditor as of April 17, 2006.

                                                   DECEMBER 31,
                                    ------------------------------------------
                                             2005                2004
                                    ------------------------------------------
Audit Fees (1)                             $345,875            $277,750
Audit-related Fees                          116,750             407,284
Tax Fees (2)                                     --              15,000
All Other Fees                                1,500                  --
                                    ------------------------------------------
     Total Fees                            $464,125            $700,034
                                    ------------------------------------------

        (1) Audit Fees are fees for professional services performed by Ernst & Young LLP for the audit of the Company's annual consolidated financial statements and review of consolidated financial statements included in the Company's 10-QSB filing.

        (2) Audit-Related Fees are fees for assurance and related services performed by Ernst & Young LLP that are reasonably related to the performance of the audit or review of the Company's financial statements, including: the issuance of comfort letters and consents, reviews of and assistance with documents filed with the SEC, due diligence related to mergers and acquisitions and consulting on financial accounting/reporting standards before the Company became a public company on September 29, 2004.

        (3) Tax Fees are fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company; refund claims; tax audit assistance; and tax work stemming from "Audit-Related" items.

        (4) All Other Fees are fees for other permissible work performed by Ernst & Young LLP that does not meet the above category descriptions.

The services provided by Ernst & Young LLP were actively monitored (both spending level and work content) by the Company's Audit Committee to maintain the appropriate objectivity and independence in Ernst & Young LLP's core work for the Company, which was the audit of the Company's consolidated financial statements. In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee's charter, all audit and audit-related work and all non-audit work performed by Ernst & Young LLP was approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee was informed of each service actually rendered. Applicable law and regulations provide an exemption that permits certain services to be provided by Vyteris Holdings' outside auditors even if they are not pre-approved. Vyteris Holdings has not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


OVERVIEW

Vyteris, Inc. was incorporated in Delaware in July 2000. In November 2000, Vyteris, Inc. purchased assets from Becton Dickinson comprising Becton Dickinson's iontophoresis drug delivery products and related research and development program, as well as related patents, patent applications and other intellectual property using funds contributed to it by STSG. Kevin Kimberlin, though his ownership of STSG, is, and has been since our inception, the controlling stockholder of Vyteris and, after Vyteris, Inc. became a wholly-owned subsidiary of Vyteris Holdings (Nevada), Inc., of the Company. Mr. Kimberlin has voting and dispositive control over STSG.

Throughout the corporate history of Vyteris, Inc. and the Company, Vyteris, Inc. and the Company have had material relationships with STSG and its related parties and has been controlled by Kevin Kimberlin, STSG and its affiliates.

CREDIT FACILITY

In September 2004, STSG agreed to provide the Company (or, at its option, cause a related party to provide to the Company) with up to $5.0 million in working capital loans in the form of 11.5% secured demand promissory notes (the "Working Capital Facility"). The amount available to be borrowed by the Company is the sum of all accounts receivable less than 60 days past due and the cost of inventory owned by the Company, inclusive of raw materials, work-in-process and finished goods, as calculated in accordance with U.S. generally accepted accounting principles. Pursuant to the terms of the Working Capital Facility, amounts drawn under the facility were to be repaid on or before November 15, 2005. As consideration for the commitment of the Working Capital Facility, the Company issued a total of 419,000 shares of common stock to Spencer Trask and recorded the fair value of these shares as deferred financing costs of $1.3 million. Each time funds are loaned to the Company under the Working Capital Facility, the Company is required to issue to the lender a common stock purchase warrant to purchase such number of shares equal to the quotient obtained by dividing (i) 40% of the amount loaned by (ii) $3.58. The warrants are exercisable for five years from the date of issuance and have an initial exercise price of $3.58 per share. The Working Capital Facility is secured by a lien on all of the Company's and its operating subsidiary's assets, which is subordinate to the lien on those assets held by the lenders in our August Financing transaction. The Working Capital Facility expired on September 30, 2005.

As of September 30, 2005, the Company did not have adequate accounts receivable and inventory to collateralize amounts drawn under the Working Capital Facility. The indebtedness under the Working Capital Facility matured on November 15, 2005. In light of this collateral coverage deficiency and the maturity of the indebtedness under the Working Capital Facility, the Company has negotiated with STSG regarding a waiver of all applicable covenant defaults and an extension of the maturity date. As a result of these negotiations, STSG and the Company have agreed to the following: (a) the noteholders will waive all covenant defaults resulting from inadequate collateral coverage until May 15, 2006, (b) the maturity dates under the Working Capital Facility will be deferred until May 15, 2006 and (c) on a monthly basis until May 15, 2006, the Company will issue to the noteholders warrants to purchase 110,000 shares of the Company's common stock at an exercise price of $2.40 per share.

LOANS

As of December 31, 2005, the Company borrowed an aggregate principal amount of $2.5 million under the Working Capital Facility and issued 279,330 warrants to purchase shares of the Company's common stock at an exercise price of $3.58 per share. Management estimated that the warrants had a fair value of approximately $0.4 million using the Black-Scholes option-pricing model. This aggregate discount on the Working Capital Facility was amortized over each of the respective issuance dates and is included in interest expense to related parties in the accompanying consolidated statements of operations.

AUGUST 2005 FINANCING

On August 19, 2005, the Company entered into a securities purchase agreement with a limited number of lenders pursuant to which:

o $10.0 million of aggregate principal amount of senior secured convertible debentures and warrants to purchase 2,083,333 shares of the Company's common stock, representing 50% of the number of shares of the common stock issuable upon conversion of the secured debentures were issued to the lenders. The $10.0 million aggregate principal amount includes $1.0 million that was loaned to the Company on August 2, 2005 on a bridge basis by Qubit Holdings LLC ("Qubit"), an entity owned by certain trusts established for the benefit of the children of Kevin Kimberlin.
o STSG and a trust related to Donald Farley, the Company's Chairman, waived the requirement that the Company redeem certain shares of its Series B preferred stock while the Secured Debentures are outstanding.
o The Company agreed to allow Spencer Trask Ventures to have a right of first refusal to act as lead underwriter, or co-lead underwriter, or placement agent, with respect to subsequent public or private securities offerings.
o STSG agreed to guarantee to the lenders the principal and interest payments under the secured debentures should the Company not consummate an offering of equity securities which resulted in proceeds of $15.0 million or more within the six months following the closing of the August 2005 financing. No such offering was consummated.

DECEMBER 2005 TRANSACTION

The lenders in the August Financing were each granted an option to purchase in the future an additional senior secured convertible debenture with principal equal up to 50% of the original principal amount of such lender's initial senior secured convertible debenture, with an additional warrant equal to 50% of the original warrant amount. On December 23, 2005, Qubit Holdings LLC, an investor in the August Financing, exercised its option to purchase an aggregate of $0.5 million principal amount of senior secured convertible debentures. Upon exercise of this optional debenture, Qubit also received warrants to purchase 159,840 shares of the Company's common stock at an exercise price of $1.88, representing 50% of the number of shares of the Company's common stock issuable upon conversion of the secured debentures.

OTHER

On February 4, 2005, the Company announced the appointment of Patrick G. LePore to its Board of Directors. As of December 31, 2005, the Company recorded approximately $36,000 in accrued expenses and other liabilities in the accompanying consolidated balance sheet for consulting services provided by Mr. LePore. Effective November 1, 2005, Mr. LePore resigned from the Board of Directors for personal reasons.

On April 26, 2005, the Company announced the appointment of Russell O. Potts, Ph.D. to its Board of Directors. Dr. Potts is a member of our Scientific Advisory Board and has served the Company as an independent consultant since April 2003. During the year ended December 31, 2005, we have paid Dr. Potts approximately $10,000 for consulting services provided by Dr. Potts.

                                  OTHER MATTERS

COSTS

We will pay the costs of soliciting proxies. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegraph by regular employees of Vyteris and Vyteris' subsidiaries. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals, and Vyteris will, upon request, reimburse them for the reasonable expense of doing so.

OTHER MATTERS TO BE PRESENTED

Our Board of Directors does not know of any matters, other than those referred to in the accompanying notice of the annual meeting, to be presented at the annual meeting for action by stockholders. However, if any other matters are properly brought before the annual meeting or any adjournment thereof, it is intended that votes will be cast with respect to those matters, pursuant to the proxies, in accordance with the best judgment of the persons acting under the proxies.

STOCKHOLDER PROPOSALS

If you wish to have a proposal included in Vyteris' proxy statement and form of proxy for its 2007 annual meeting, the proposal must be received by Vyteris at our principal executive offices by a reasonable time before we begin to print our annual meeting proxy statement. A proposal which is received after that time or, which otherwise, fails to meet the requirements for stockholder proposals established by the SEC will not be included. Further, proxies for next year's annual meeting will have discretionary authority to vote against any proposal not submitted within ten days after we announce the date of our annual meeting. Stockholders interested in submitting a proposal are advised to contact knowledgeable counsel with regard to the requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.


                                        By Order of the Board of Directors,

May 1, 2006                             David DiGiacinto, Secretary

A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 FILED WITH THE SEC IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO:
13-01 POLLITT DRIVE, FAIR LAWN, NEW JERSEY 07410; ATTN: CORPORATE SECRETARY.

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER
                             -----------------------

        The Audit Committee is appointed by the Board of Directors of Treasure Mountain Holdings, Inc. to assist the Board in fulfilling its oversight responsibilities with respect to Treasure Mountain Holdings, Inc. and its subsidiaries (collectively, the "Company"). The Audit Committee's primary duties and responsibilities are to:

        o Assume direct responsibility for the appointment, compensation, oversight of the work and discharge of the Company's independent auditors, including resolution of any disagreements that may arise between the Company's management and the Company's independent auditors regarding financial reporting.

        o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

        o Monitor the independence and performance of the Company's independent auditors.

        o Provide an avenue of communication among the independent auditors, management and the Board of Directors.

        o Encourage adherence to, and continued improvement of, the Company's accounting policies, procedures, and practices at all levels; review of potential significant financial risks to the Company; and monitor compliance with legal and regulatory requirements.

        o Monitor the performance of the Company's internal audit function when and if such a function is developed.

        The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the authority to retain, at the Company's expense, independent legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

        Pursuant to this Charter:

        1.      THE COMMITTEE

Audit Committee members shall meet the applicable independence requirements of the Securities and Exchange Commission (the "SEC") and the Sarbanes-Oxley Act of 2002 (the "Act"). In the event that the Company makes application to list its securities on any exchange or apply to have its securities quoted on any inter-dealer quotation system, Audit Committee members shall also meet the applicable independence requirements of such exchange or the entity responsible for such quotation system. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent (as defined by the applicable rules referred to above) directors, free from any relationship that would interfere with the exercise of his or her independent judgment, and no Audit Committee member may, other than in the capacity of an Audit Committee or board member, accept any consulting, advisory, or other compensatory fee from the Company or its subsidiaries or be an affiliated person of the Company or its subsidiaries. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements.

Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee shall meet privately in executive session at least annually with management and the independent auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee shall meet quarterly with the independent auditors and management to discuss the annual audited financial statements or quarterly financial statements as applicable..

        2.      SCOPE

        The Committee serves at the pleasure of the Board of Directors.

        3.      FUNCTIONS OF THE COMMITTEE

        The Committee will satisfy its responsibilities by completing the following functions:

                                REVIEW PROCEDURES

        (a) Review and reassess the adequacy of this Charter at least annually. Submit this Charter to the Board of Directors for approval and have the document published at least once every three years in accordance with SEC regulations.

        (b) Require the independent auditors to advise the Audit Committee in advance in the event that the independent auditors intend to provide any professional services to the Company other than services provided in connection with an audit or a review of the Company's financial statements ("non-audit services").

        (c) Review and pre-approve all audit and non-audit services provided by the Company's auditors and obtain confirmations from time to time from the Company's outside auditing firm that such firm is not providing to the Company
(i) any of the non-auditing services listed in Section 10A(g) of the Securities Exchange Act of 1934, or (ii) any other non-audit service or any auditing service that has not been approved in advance by the Audit Committee.

        (d) Approve the provision of non-audit services that have not been pre-approved by the Audit Committee, but only to the extent that such non-audit services qualify under the de minimus exception set forth in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934. Record in its minutes and report to the Board all approvals of audit services and non-audit services granted by the Audit Committee.

        (e) Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

        (f) In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

        (g) Review the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items to be communicated by the independent auditors in accordance with SAS 61.

        (h) Review the independence and performance of the independent auditors and annually appoint the independent auditors or approve any discharge of auditors when circumstances warrant, it being understood that the independent auditors are ultimately accountable to the Audit Committee. The Audit Committee shall require the independent auditors to submit, on an annual basis, a formal written statement setting forth all relationships between the independent auditors and the Company that may affect the objectivity and independence of the independent auditors. Such statement shall confirm that the independent auditors are not aware of any conflict of interest prohibited by Section 10A(i) of the Securities Exchange Act of 1934. The Audit Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

        (i) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and for the confidential anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.

        (j) On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

        (k) Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

        (l) Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting and ensure the auditing firm reports to the Audit Committee under the requirements set forth in Section 204 of the Act.

        (m) Review the budget, plan, changes in plan, activities, organizational structure and qualifications of any internal audit department established by the Company, as needed.

        (n) Obtain confirmation from the independent auditors at the commencement of each audit that such firm is a "registered public accounting firm" as such term is defined under the Act.

        (o) Require the independent auditors to report to the Audit Committee all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company's management, ramifications of the use of such alternative disclosures and treatments, the treatments preferred by the independent auditors and other material written communications between the independent auditors and the Company's management, including management's letters and schedules of unadjusted differences.

        (p) Set clear policies, compliant with governing laws and regulations, for the hiring of employees or former employees of the independent auditor.

        (q) Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

        (r)     Review and approve all related party transactions.

        (s) Within the time periods required by the Act and the regulations promulgated thereunder, establish, review and update periodically a Code of Ethics (the "Code") that complies with all applicable laws and regulations and that applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions.

        (t) Review the Company's major financial and accounting risk exposures and the steps that management has undertaken to control them.

        (u) Review, with the Company's counsel, any legal matter that could have a significant impact on the organization's financial statements.

        (v) Investigate or consider such other matters within the scope of its responsibilities and duties as the Audit Committee may, in its discretion, determine to be advisable.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

        (a) Annually, prepare a report to shareholders as required by the Securities and Exchange Commission, such report to be included in the Company's annual proxy statement.

        (b) Annually, perform a self-assessment relative to the Audit Committee's purpose, duties and responsibilities outlined herein.

        (c) Perform any other activities consistent with this Charter, the Company's by-laws, the Company's certificate of incorporation and governing law, as the Committee or the Board deems necessary or appropriate.

        (d) Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

                                      PROXY
                         VYTERIS HOLDINGS (NEVADA), INC.

        The undersigned hereby appoints Donald Farley and Timothy McIntyre, and each of them, with full power of substitution, to vote for and on behalf of the undersigned at the annual meeting of stockholders of Vyteris Holdings (Nevada), Inc. to be held on June 13, 2006, and any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote on the following issues as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE MATTERS DESCRIBED ON THE REVERSE SIDE.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                         VYTERIS HOLDINGS (NEVADA), INC.

                                  June 13, 2006



PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|

1. Nominees for directors: David DiGiacinto, Donald F. Farley, Timothy McIntyre and Russell O. Potts.

                FOR ___         WITHHOLD AUTHORITY ___

To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

__________________________________

2. Transaction of such other business as may properly come before the meeting, and any adjournment thereof, as they in their discretion may determine. The Board of Directors is not aware of any such other matters.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.



Signature of Shareholder:       ________________________________________________

Date:                           ________________________________________________

Signature of Shareholder:       ________________________________________________


        NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.